Exhibit 99

	Investor News	NYSE:PEG

For further information, contact:
➢	Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
➢	Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

August 1, 2007

PSEG ANNOUNCES SECOND QUARTER 2007 RESULTS
$1.15 PER SHARE FROM CONTINUING OPERATIONS

Improved Earnings Reflect Strong Performance by PSEG Power, PSE&G

Electroandes Moved to Discontinued Operations

Public Service Enterprise Group (PSEG) reported today (August 1, 2007) income from continuing operations for the second quarter of 2007 of $293 million or $1.15 per share compared to a loss of $8 million or $0.03 per share for the comparable period in 2006. Excluding merger-related costs of $3 million or $0.01 per share, and a loss from the sale of RGE of $177 million or $0.70 per share, PSEG reported operating earnings of $172 million or $0.68 per share for the 2006 second quarter. Losses from discontinued operations of $18 million or $0.07 per share reduced net income for the second quarter of 2007 to $275 million or $1.08 per share. Income (losses) from discontinued operations, including a gain on the sale of discontinued operations raised net income for the second quarter of 2006 by $217 million or $0.86 per share to $209 million or $0.83 per share.

Ralph Izzo, chairman, president and chief executive officer of PSEG, said that he was extremely pleased with the financial results reported for the quarter, as well as a number of other accomplishments that allowed the company to meet its commitments as it begins to address opportunities for growth.

“Earnings at PSEG Power during the quarter are the result of an improvement in realized prices and lower costs,” Izzo said. “Public Service Electric and Gas Company’s (PSE&G) earnings benefited from the impact of the gas and electric rate settlements effective in the fourth quarter of 2006 and more normal weather conditions.”

Operating earnings exclude the impact of the sale of certain non-core domestic and international assets and costs stemming from the merger agreement with Exelon Corporation that was terminated in September 2006. The table below provides a reconciliation of PSEG’s net income to operating earnings (a non-GAAP measure) for the second quarter.

PSEG CONSOLIDATED EARNINGS
Second Quarter Comparative Results
2007 and 2006 Income

	($M)		Diluted Earnings Per Share
	2007	2006	2007		2006

Net Income	$275	$209	$1.08		$0.83

Discontinued Operations	18	(217)	0.07		(0.86)

Income From Continuing Operations	293	(8)	1.15		(0.03)

Add: Merger Costs, net of tax	—	3	—		0.01
Loss from Sale of RGE, net of tax	—	177	—		0.70

Operating Earnings (Non-GAAP)	$293	$172	$1.15		$0.68

		Avg. Shares	254	M	252	M

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand financial trends.

Izzo said that PSEG Energy Holdings moved its investment in Electroandes (Peru) to discontinued operations during the second quarter. “We are getting strong interest in PSEG Energy Holdings’ $166 million investment in Electroandes,” he said. “We expect a sale to be consummated around year-end.”

Izzo also said “our distribution businesses (primarily in Chile and Peru) are performing well and showed growth in the quarter”. He added that “the markets in Latin America are strong, and PSEG is more actively exploring its strategic options for these investments.”

Izzo noted several key highlights during the second quarter:

•	The Pennsylvania-New Jersey-Maryland (PJM) regional transmission organization approved construction of a 500 kilovolt transmission line from Susquehanna, PA to Roseland, NJ.

•

PSEG Power announced that it was proceeding with installation of advanced emissions controls at its Hudson Generating Station coal-fired unit 2 in Jersey City under terms of an amended environmental agreement reached last fall with state and federal regulators.

•	Standard & Poor’s revised its outlook to stable for PSEG, PSE&G and Power, and upgraded credit ratings for commercial paper.

These developments, Izzo said, are clear signs that PSEG can make disciplined investments that ensure reliability and protect the environment.

Izzo said PSEG’s strong year-to-date operating performance supports 2007’s operating guidance of $4.90-$5.30 per share. The mid-point of the guidance represents a 37% increase over 2006’s operating earnings of $3.71 per share. Higher prices for contracted power and the implementation of pricing on capacity under the PJM’s Reliability Pricing Model provide support for projected growth in 2008 of 15% to $5.60-$6.10 per share.

Operating earnings guidance by subsidiary for 2007 has been modestly adjusted as follows:

2007 Operating Earnings ($millions)

	Current			Prior
PSEG Power	$840	-	$920	$825	-	$905

PSE&G	340	-	360	340	-	360

PSEG Energy Holdings	120	-	135	130	-	145
PSEG Parent	(55)	-	(45)	(50)	-	(40)

Operating Earnings	$1,245	-	$1,370	$1,245	-	$1,370

Earnings Per Share	$4.90	-	$5.30	$4.90	-	$5.30

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 8 for detail regarding the quarter over quarter reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $187 million ($0.73 per share) for the second quarter compared with operating earnings of $86 million ($0.34 per share) reported during the second quarter of 2006.

PSEG Power’s margins benefited from higher pricing in all markets (particularly PJM), an increase in output and lower operating costs. Higher realized power prices and stronger operations added $0.37 per share to earnings. A quarter over quarter improvement in output of 2.6% was derived from stronger performance from the combined cycle fleet. The nuclear fleet operated at a level comparable to the 90.0% capacity factor recorded in the second quarter of 2006. Lower operating costs added $0.04 per share to earnings. Power’s earnings also benefited from favorable market conditions which aided margins on the BGSS contract by $0.03 per share largely offsetting the recognition of a mark-to-market loss during the quarter of $0.04 per share.

PSEG Power announced in July that it will proceed with the installation of advanced emissions controls at its Hudson Generating Station coal-fired Unit 2 in Jersey City. Completion of the retrofits by 2010 will allow long-term, continued operation of the unit.

William Levis, president and chief operating officer of PSEG Power, said. “This decision is consistent with the company’s commitment to provide New Jersey and the region with reliable and environmentally responsible energy supplies.”

PSEG Power’s expenditures associated with retrofitting Hudson as well as meeting other environmental commitments will increase its capital commitments for the 2007-2011 period by $100 million as part of a total capital program of $2.7 billion during this timeframe.

PSEG Power’s operating earnings for 2007 are expected to continue to reflect higher electric power prices and the successful auction of capacity in PJM. Power raised its full year 2007 operating earnings guidance range by $15 million to $840-$920 million based on the strength of year-to-date earnings.

“We expect continued strong operating performance in the remainder of the year” Levis said.

PSE&G

PSE&G reported operating earnings in the second quarter of 2007 of $62 million ($0.24 per share) versus $34 million ($0.13 per share) for the second quarter of 2006.

PSE&G’s quarterly operating earnings benefited from a number of factors. Higher revenue from electric and gas rate adjustments implemented in November 2006 represented an increase in earnings of $0.07 per share. Earnings comparisons also benefited from more normal weather in 2007 compared to mild conditions experienced a year ago. This added $0.03 per share to earnings. An increase in electric and gas demand by residential and commercial customers added $0.03 per share to earnings. Several other items including an increase in depreciation expense resulted in a $0.02 per share reduction to earnings in the quarter.

PSE&G announced that it will take part in the construction of a new 500 kilovolt transmission line from Susquehanna, PA to Roseland, NJ approved by PJM in June. This line will coexist with a 230 kilovolt transmission line along this route. Permitting activity with construction to follow is expected to begin in 2008 with the new line in-service during 2012. It is one of three 500 kilovolt lines that PSE&G has endorsed to improve long-term electric reliability in N.J. If all three lines are constructed, PSE&G would increase its investment in transmission by approximately $1 billion over 5-8 years.

PSE&G’s earnings during the second half of 2007 will continue to reflect the impact of a full year of the electric and gas rate agreements implemented in November 2006 and more

“normal weather” for the balance of the year. The anticipated contribution from these sources of revenue, coupled with the strength of earnings year-to-date, continues to support 2007 operating earnings guidance for PSE&G of $340 million to $360 million.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings in the second quarter of 2007 of $59 million ($0.24 per share) versus $70 million ($0.28 per share) recorded in the second quarter of 2006.

Holdings’ subsidiary, PSEG Global, reported a modest decline in operating earnings due to softness in the Texas market and an extended outage at its Italian bio-mass generation facility. The operating earnings for Holdings’ 2000-Mw of combined cycle generating capacity in Texas were reduced by a decline in spark spreads ($0.03 per share) as a result of very mild weather conditions. This decline in operating earnings was partially offset by an increase in mark-to-market of $0.01 per share. Global’s international generation results were hurt by a lengthy outage at the San Marco bio-mass generation facility which reduced earnings by $0.06 per share. The cost of the outage more than offset improved earnings from SAESA and modest income from other small investments. Global’s results during the quarter were supported by a reduction in administrative costs and lower interest expense which added $0.04 per share to earnings.

Holdings’ other subsidiary, PSEG Resources, experienced a $0.01 per share decline in operating earnings for the second quarter of 2007. The results for the quarter were influenced by a decline in lease income, resulting from the impact of new accounting standards.

PSEG Energy Holdings moved its investment in Electroandes, a hydro-electric generation and transmission company located in Peru, to discontinued operations. Initial bids for this $166 million investment have been strong, and Holdings expects to complete the sale of the asset around year-end.

PSEG is lowering full year 2007 operating earnings guidance range for PSEG Energy Holdings to $120 million to $135 million from $130 million to $145 million, as a result of reclassifying Electroandes as discontinued operations. The full year earnings contribution from PSEG Energy Holdings will be influenced by the sale of assets, Texas power markets, the implementation of new accounting standards and lower operating expenses.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities;changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop generation, transmission and distribution projects; continued market based rate authority, including any necessary mitigation; environmental regulations and responses to global climate change; ability to realize tax benefits and favorably resolve tax audit claims; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciliation of Operating Earnings to Reported Earnings by Subsidiary
For the Quarters Ended June 30,
(Unaudited)

	2007 EPS			2006 EPS

	Reported Earnings	Continuing Operations	Operating Earnings	Reported Earnings	Continuing Operations	Operating Earnings

PSE&G:
Operations	$0.24	$0.24	$0.24	$0.13	$0.13	$0.13

Total PSE&G	0.24	0.24	0.24	0.13	0.13	0.13

PSEG Power:
Operations	0.73	0.73	0.73	0.34	0.34	0.34
Discontinued Operations	(0.02)	—	—	(0.03)	—	—

Total PSEG Power	0.71	0.73	0.73	0.31	0.34	0.34

PSEG Energy Holdings:
PSEG Global	0.18	0.18	0.18	0.21	0.21	0.21
PSEG Resources	0.06	0.06	0.06	0.07	0.07	0.07
Loss on RGE	—	—	—	(0.70)	(0.70)	—
Discontinued Operations	(0.05)	—	—	0.89	—	—

Total PSEG Energy Holdings	0.19	0.24	0.24	0.47	(0.42)	0.28

Enterprise:
Interest & Other Expenses	(0.06)	(0.06)	(0.06)	(0.07)	(0.07)	(0.07)
Merger and Merger Related Costs	—	—	—	(0.01)	(0.01)	—

Total Enterprise	(0.06)	(0.06)	(0.06)	(0.08)	(0.08)	(0.07)

PSEG Earnings Per Share	$1.08	$1.15	$1.15	$0.83	$(0.03)	$0.68

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciliation of Operating Earnings to Reported Earnings by Subsidiary
For the Six Months Ended June 30,
(Unaudited)

	2007 EPS			2006 EPS

	Reported Earnings	Continuing Operations	Operating Earnings	Reported Earnings	Continuing Operations	Operating Earnings

PSE&G:
Operations	$0.76	$0.76	$0.76	$0.44	$0.44	$0.44

Total PSE&G	0.76	0.76	0.76	0.44	0.44	0.44

PSEG Power:
Operations	1.60	1.60	1.60	0.82	0.82	0.82
Merger and Merger Related Costs	—	—	—	(0.01)	(0.01)	—
Discontinued Operations	(0.04)	—	—	(0.07)	—	—

Total PSEG Power	1.56	1.60	1.60	0.74	0.81	0.82

PSEG Energy Holdings:
PSEG Global	0.12	0.12	0.12	0.23	0.23	0.23
PSEG Resources	0.12	0.12	0.12	0.15	0.15	0.15
Loss on RGE	—	—	—	(0.70)	(0.70)	—
Discontinued Operations	(0.05)	—	—	0.92	—	—

Total PSEG Energy Holdings	0.19	0.24	0.24	0.60	(0.32)	0.38

Enterprise:
Interest & Other Expenses	(0.13)	(0.13)	(0.13)	(0.12)	(0.12)	(0.12)
Merger and Merger Related Costs	—	—	—	(0.02)	(0.02)	—

Total Enterprise	(0.13)	(0.13)	(0.13)	(0.14)	(0.14)	(0.12)

PSEG Earnings Per Share	$2.38	$2.47	$2.47	$1.64	$0.79	$1.52

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Operating Earnings and Per Share Results by Subsidiary
(Unaudited)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,

	2007	2006	2007	2006

Earnings Results (in Millions)

PSE&G	$62	$34	$193	$111
PSEG Power	187	86	406	208
PSEG Energy Holdings
PSEG Global	44	52	31	59
PSEG Resources	15	19	31	38
PSEG Energy Holdings	—	(1)	(1)	(2)

Total PSEG Energy Holdings	59	70	61	95

PSEG	(15)	(18)	(33)	(32)

Operating Earnings	$293	$172	$627	$382

Loss from Sale of RGE	—	(177)	—	(177)
Merger and Merger Related Costs	—	(3)	—	(8)

Income from Continuing Operations	$293	$(8)	$627	$197

Discontinued Operations, Including Gain on Disposal	(18)	217	(23)	215

PSEG Net Income	$275	$209	$604	$412

Fully Diluted Average Shares Outstanding (in Millions)	254	252	254	252

Per Share Results (Diluted)

PSE&G	$0.24	$0.13	$0.76	$0.44
PSEG Power	0.73	0.34	1.60	0.82
PSEG Energy Holdings
PSEG Global	0.18	0.21	0.12	0.23
PSEG Resources	0.06	0.07	0.12	0.15

Total PSEG Energy Holdings	0.24	0.28	0.24	0.38

PSEG	(0.06)	(0.07)	(0.13)	(0.12)

Operating Earnings	$1.15	$0.68	$2.47	$1.52

Loss from Sale of RGE	—	(0.70)	—	(0.70)
Merger and Merger Related Costs	—	(0.01)	—	(0.03)

Income from Continuing Operations	$1.15	$(0.03)	$2.47	$0.79

Discontinued Operations, Including Gain on Disposal	(0.07)	0.86	(0.09)	0.85

PSEG Net Income	$1.08	$0.83	$2.38	$1.64

Note 1:

Net Income includes preferred stock dividends relating to PSE&G of $1 million and $1 million for the quarters ended June 30, 2007 and 2006, respectively.

Net Income includes preferred stock dividends relating to PSE&G of $2 million and $2 million for the six months ended June 30, 2007 and 2006, respectively.

Note 2:

Basic Earnings per Share from Net Income was $1.09 and $0.83 per share for the quarters ended June 30, 2007 and 2006, respectively.

Basic Earnings per Share from Net Income was $2.39 and $1.64 per share for the six months ended June 30, 2007 and 2006, respectively.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statement of Operations
(Unaudited, $ Millions)

	For the Quarter Ended June 30, 2007
	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$2,810	$(582)	$1,748	$1,305	$339

OPERATING EXPENSES
Energy Costs	1,389	(582)	1,077	694	200
Operation and Maintenance	592	(7)	314	241	44
Depreciation and Amortization	195	3	143	34	15
Taxes Other Than Income Taxes	30	—	30	—	—

Total Operating Expenses	2,206	(586)	1,564	969	259

Income from Equity Method Investments	27	—	—	—	27

	.
OPERATING INCOME	631	4	184	336	107

Other Income and Deductions (Note 3)	21	(6)	4	21	2
Interest Expense	(184)	(22)	(84)	(39)	(39)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	467	(24)	103	318	70

Income Tax (Expense) Benefit	(174)	9	(41)	(131)	(11)

INCOME (LOSS) FROM CONTINUING OPERATIONS	293	(15)	62	187	59

Loss from Discontinued Operations, net of tax	(18)	—	—	(3)	(15)

NET INCOME (LOSS)	$275	$(15)	$62	$184	$44

Loss from Discontinued Operations, net of tax	18	—	—	3	15

OPERATING EARNINGS (LOSS)	$293	$(15)	$62	$187	$59

	For the Quarter Ended June 30, 2006
	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$2,542	$(430)	$1,490	$1,129	$353

OPERATING EXPENSES
Energy Costs	1,338	(425)	901	669	193
Operation and Maintenance	576	(9)	276	262	47
Write-down of Project Investments	263	—	—	—	263
Depreciation and Amortization	201	4	150	36	11
Taxes Other Than Income Taxes	27	—	27	—	—

Total Operating Expenses	2,405	(430)	1,354	967	514

Income from Equity Method Investments	30	—	—	—	30

OPERATING INCOME	167	—	136	162	(131)

Other Income and Deductions (Note 3)	35	(1)	7	20	9
Interest Expense	(197)	(29)	(83)	(36)	(49)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	4	(30)	59	146	(171)

Income Tax (Expense) Benefit	(12)	11	(26)	(61)	64

INCOME (LOSS) FROM CONTINUING OPERATIONS	(8)	(19)	33	85	(107)

Income (Loss) from Discontinued Operations, including Gain on Disposal, net of tax	217	—	—	(8)	225

NET INCOME (LOSS)	$209	$(19)	$33	$77	$118

Discontinued Operations, including Gain on Disposal, net of tax	(217)	—	—	8	(225)
Loss on Sale of RGE, net of tax	177	—	—	—	177
Merger and Merger-Related Costs, net of tax	3	1	1	1	—

OPERATING EARNINGS (LOSS)	$172	$(18)	$34	$86	$70

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for each of the quarters ended June 30, 2007 and 2006.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Note 3:

Other Income and Deductions includes minority interest of $2 million and ($1) million for the quarters ended June 30, 2007 and 2006, respectively.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statement of Operations
(Unaudited, $ Millions)

	For the Six Months Ended June 30, 2007

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$6,413	$(1,857)	$4,234	$3,454	$582

OPERATING EXPENSES
Energy Costs	3,427	(1,855)	2,742	2,182	358
Operation and Maintenance	1,198	(13)	639	479	93
Depreciation and Amortization	390	6	288	68	28
Taxes Other Than Income Taxes	73	—	73	—	—

Total Operating Expenses	5,088	(1,862)	3,742	2,729	479

Income from Equity Method Investments	53	—	—	—	53

OPERATING INCOME	1,378	5	492	725	156

Other Income and Deductions (Note 3)	56	(11)	8	43	16
Interest Expense	(369)	(48)	(165)	(76)	(80)
Preferred Securities Dividends	(2)	—	(2)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	1,063	(54)	333	692	92

Income Tax (Expense) Benefit	(436)	21	(140)	(286)	(31)

INCOME (LOSS) FROM CONTINUING OPERATIONS	627	(33)	193	406	61

Loss from Discontinued Operations, net of tax	(23)	—	—	(9)	(14)

NET INCOME (LOSS)	$604	$(33)	$193	$397	$47

Loss from Discontinued Operations, net of tax	23	—	—	9	14

OPERATING EARNINGS (LOSS)	$627	$(33)	$193	$406	$61

	For the Six Months Ended June 30, 2006

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$5,989	$(1,541)	$3,783	$3,096	$651

OPERATING EXPENSES
Energy Costs	3,483	(1,534)	2,475	2,156	386
Operation and Maintenance	1,149	(13)	577	494	91
Write-down of Project Investments	263	—	—	—	263
Depreciation and Amortization	401	10	302	67	22
Taxes Other Than Income Taxes	68	—	68	—	—

Total Operating Expenses	5,364	(1,537)	3,422	2,717	762

Income from Equity Method Investments	63	—	—	—	63

OPERATING INCOME (LOSS)	688	(4)	361	379	(48)

Other Income and Deductions (Note 3)	58	(3)	10	42	9
Interest Expense	(388)	(55)	(168)	(68)	(97)
Preferred Securities Dividends	(2)	—	(2)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	356	(62)	201	353	(136)

Income Tax (Expense) Benefit	(159)	25	(91)	(147)	54

INCOME (LOSS) FROM CONTINUING OPERATIONS	197	(37)	110	206	(82)

Income (Loss) from Discontinued Operations, incl. Gain on Disposal, net of tax	215	—	—	(17)	232

NET INCOME (LOSS)	$412	$(37)	$110	$189	$150

Discontinued Operations, incl. Gain on Disposal, net of tax	(215)	—	—	17	(232)
Loss on Sale of RGE, net of tax	177	—	—	—	177
Merger and Merger-Related Costs, net of tax	8	5	1	2	—

OPERATING EARNINGS (LOSS)	$382	$(32)	$111	$208	$95

Note 1:

Income before Income Taxes includes preferred stock dividends relating to PSE&G of $2 million for the six months ended June 30, 2007 and 2006.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Note 3:

Other Income and Deductions includes minority interest of $2 million and ($1) million for the six months ended June 30, 2007 and 2006, respectively.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Capitalization Schedule
(Unaudited, $ Millions)

	June 30, 2007	December 31, 2006

DEBT
Commercial Paper and Loans	$345	$381
Long-Term Debt (Note 1)	7,660	7,798
Securitization Debt (Note 1)	1,801	1,879
Project Level, Non-Recourse Debt (Note 1)	752	777
Debt Supporting Trust Preferred Securities (Note 1)	660	660

Total Debt	11,218	11,495

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,710	4,661
Treasury Stock	(479)	(516)
Retained Earnings	2,829	2,711
Accumulated Other Comprehensive Loss	(213)	(108)

Total Common Stockholders’ Equity	6,847	6,748

Total Capitalization	$18,145	$18,323

Note 1: Includes amounts due within one year

Note 2:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2007

The debt to capitalization ratio calculated under PSEG’s credit agreements as of June 30, 2007 was 50.3%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($752 million), securitization debt ($1.801 billion) and Debt Supporting Trust Preferred Securities ($660 million).

It also includes capital lease obligations ($55 million) and certain other obligations such as guarantees and letters of credit ($103 million), excluding any letters of credit related to collateral posting on energy/commodity contracts.

The calculation excludes the equity reduction ($205 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” which was recorded in 2006 and excludes the Accumulated Other Comprehensive Loss ($254 million) related to the mark-to-market of energy contracts.

2006
The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2006 was 51.6%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($777 million), securitization debt ($1.879 billion) and Debt Supporting Trust Preferred Securities ($660 million).

It also includes capital lease obligations ($50 million) and certain other obligations such as guarantees and letters of credit ($106 million), excluding any letters of credit related to collateral posting on energy/commodity contracts.

The calculation excludes the equity reduction ($226 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” which was recorded in 2006 and excludes the Accumulated Other Comprehensive Loss ($108 million) related to the mark-to-market of energy contracts.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Six Months Ended June 30,

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$604	$412
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	192	386

Net Cash Provided By Operating Activities	796	798

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(261)	229

NET CASH USED IN FINANCING ACTIVITIES	(490)	(1,187)

Effect of Exchange Rate Change	—	(2)

Net Increase (Decrease) in Cash and Cash Equivalents	45	(162)

Cash and Cash Equivalents at Beginning of Period	125	281

Cash and Cash Equivalents at End of Period	$170	$119

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
June 30, 2007 vs. June 30, 2006
(Unaudited)

PSEG 2nd Quarter 2006 Net Income			$0.83

Gain from Discontinued Operations			(0.86)

PSEG 2nd Quarter 2006 Loss from Continuing Operations			$(0.03)

Merger and Merger Related Costs			0.01
Loss on RGE			0.70

PSEG 2nd Quarter 2006 Operating Earnings			$0.68

PSE&G			B/(W )

2nd Quarter 2006		$0.13

Rate Relief - Gas $0.04, Electric $0.03		0.07
Weather - Gas		0.03
Volume/Demand		0.03
Depreciation		(0.02)

2nd Quarter 2007		$0.24	$0.11

PSEG Power

2nd Quarter 2006		$0.34

Recontracting and Strong Markets	0.37
BGSS & Other	0.03
Mark-to-Market (MTM)	(0.04)

Margin		0.36
O&M		0.04
Depreciation, Interest, and Other		(0.01)

2nd Quarter 2007		$0.73	$0.39

PSEG Energy Holdings

2nd Quarter 2006		$0.28

Texas Generation Facilities - MTM $0.01, Lower Spark Margin ($0.03)		(0.02)
RGE (Brazil) - Absence of earnings due to 2006 sale		(0.01)
Bioenergie (Italy) - Loss of production at generation facility		(0.06)
Saesa (Chile) operations		0.01
PPN dividends		0.01
Lower lease income		(0.01)
Lower G&A, Interest, and Other		0.04

2nd Quarter 2007		$0.24	$(0.04)

Public Service Enterprise Group

2nd Quarter 2006		$(0.07)

Interest		0.01

2nd Quarter 2007		$(0.06)	$0.01

PSEG 2nd Quarter 2007 Income from Continuing Operations			$1.15

Loss from Discontinued Operations			(0.07)

PSEG 2nd Quarter 2007 Net Income			$1.08

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Year to Date EPS Reconciliation
June 30, 2007 vs. June 30, 2006
(Unaudited)

PSEG Net Income for the Six Months Ended June 30, 2006			$1.64

Gain from Discontinued Operations			(0.85)

PSEG Income from Continuing Operations for the Six Months Ended June 30, 2006			$0.79

Merger and Merger Related Costs			0.03
Loss on RGE			0.70

PSEG Operating Earnings for the Six Months Ended June 30, 2006			$1.52

PSE&G			B/(W )

Year to Date June 30, 2006		$0.44

Rate Relief - Gas $0.12, Electric $0.05		0.17
Weather - Gas $0.08, Electric $0.01		0.09
Volume/Demand		0.05
O&M and Other		0.04
Depreciation		(0.03)

Year to Date June 30, 2007		$0.76	$0.32

PSEG Power

Year to Date June 30, 2006		$0.82

Recontracting and Strong Markets	0.60
BGSS & Other	0.19
Mark-to-Market (MTM)	—

Margin		0.79
O&M		0.02
Depreciation, Interest, and Other		(0.03)

Year to Date June 30, 2007		$1.60	$0.78

PSEG Energy Holdings

Year to Date June 30, 2006		$0.38

Texas Generation Facilities - MTM ($0.04), Planned Major Maintenance, and lower spark margin ($0.06)		(0.10)
RGE (Brazil) - Absence of earnings due to 2006 sale		(0.04)
Bioenergie (Italy) - Loss of production at generation facility		(0.07)
Saesa (Chile) operations		0.03
Konya-Ilgin (Turkey) litigation settlement		0.02
Gain on sale of investment in Tracy (California) project		0.02
Lower lease income		(0.03)
Lower G&A, Interest, and Other		0.03

Year to Date June 30, 2007		$0.24	$(0.14)

Public Service Enterprise Group

Year to Date June 30, 2006		$(0.12)

Interest and Donations		(0.01)

Year to Date June 30, 2007		$(0.13)	$(0.01)

PSEG Income from Continuing Operations for the Six Months Ended June 30, 2007			$2.47

Loss from Discontinued Operations			(0.09)

PSEG Net Income for the Six Months Ended June 30, 2007			$2.38

Attachment 10

PSEG Global L.L.C.
Investment Results
(Unaudited, $ Millions)

	Total Capital Invested (A) As of June 30,
	2007		2006

Region
United States	$480	25%	$470	25%
Chile & Peru (B)	1,301	68%	1,250	67%
Other - Italy, Venezuela, & India	138	7%	140	8%

Total	$1,919	100%	$1,860	100%

	Contribution by Region For the Six Months Ended
	June 30, 2007		June 30, 2006

Region
United States	$38	47%	$60	54%
Chile & Peru (B)	57	70%	46	41%
Other - Italy, Venezuela, & India	(14)	-17%	5	5%

Total	$81	100%	$111	100%

Reconciliation of Regional Contribution to Continuing Operations

	For the Six Months Ended
	June 30, 2007	June 30, 2006

Total Global Regional Contributions	$81	$111
MTM (Loss) Gain on Texas Generation Contracts	(4)	14
Administrative and general expenses	(14)	(20)
Interest Expense	(45)	(48)
Other Income	14	5
Earnings/Gain on Assets sold	7	11
Income Tax Expense	(8)	(14)

Operating Earnings	31	59
Loss on RGE	—	(177)

Continuing Operations	$31	$(118)

(A)	Total Capital Invested includes Global’s gross investments less non-recourse debt at the project level.

(B)

Investment in Electroandes of $168 million and $165 million is included in Total Capital Invested for the periods ended June 30, 2007 and 2006 respectively. Earnings from Electroandes are not included in Contribution by Region, as results from this business have been reclassified to discontinued operations.

Attachment 11

PUBLIC SERVICE ELECTRIC & GAS
Sales and Revenues to Customers
(Unaudited)
June-07

Electric Sales and Revenues

	Three Months Ended	Change vs. 2006	Six Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Sales (millions kwh)
Residential	3,154	6.0%	6,398	5.8%	13,745	-1.1%
Commercial	6,069	3.4%	11,965	3.0%	24,358	-0.1%
Industrial	1,383	-8.1%	2,680	-8.6%	5,638	-10.0%
Street Lighting	77	-5.6%	179	-0.8%	367	0.7%
Interdepartmental	3	8.9%	7	-4.9%	14	4.9%

Total	10,686	2.4%	21,229	2.1%	44,122	-1.8%

Revenue (in millions)
Residential	$439	20.0%	$856	19.6%	$1,853	11.2%
Commercial	635	15.4%	1,152	17.1%	2,444	14.0%
Industrial	86	8.3%	156	9.2%	330	1.7%
Street Lighting	17	8.1%	36	12.7%	72	11.6%
Other	83	4.2%	158	-2.3%	307	-22.1%

Total	$1,260	15.5%	$2,358	15.8%	$5,006	9.0%

Gas Sold and Transported

	Three Months Ended	Change vs. 2006	Six Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Sales (millions therms)
Residential Sales	208	29.2%	898	16.6%	1,381	4.7%
Commercial - Firm Sales	78	12.4%	332	4.1%	514	-1.3%
Commercial - Interr. & Cogen	9	-30.3%	22	-27.6%	47	-66.9%
Industrial - Firm Sales	6	38.0%	27	12.3%	41	0.5%
Industrial - Interr. & Cogen	35	27.2%	51	3.0%	128	-35.0%
Other Operating Revenues	—	73.3%	1	89.6%	1	67.0%

Total	336	22.1%	1,331	11.5%	2,112	-4.9%

Gas Transported	281	13.3%	640	10.2%	1,253	5.3%

Revenue (in millions)
Residential Sales	$191	17.7%	$823	6.8%	$1,283	3.4%
Commercial - Firm Sales	75	29.4%	302	-9.5%	459	-26.7%
Commercial - Interr. & Cogen	8	-21.8%	20	-33.7%	40	-43.2%
Industrial - Firm Sales	6	58.2%	24	-3.7%	37	-24.2%
Industrial - Interr. & Cogen	31	41.9%	47	4.8%	188	5.6%
Other Operating Revenues	35	9.0%	69	0.0%	138	3.2%

Total	$346	19.9%	$1,285	1.3%	$2,145	-6.7%

Gas Transported	142	27.5%	591	23.6%	768	-2.0%

Weather Data	Three Months Ended	Change vs. 2006	Six Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Degree Days - Actual	549	36.4%	3,162	17.3%	4,595	4.7%
Degree Days - Normal	519		3,083		4,817

THI Hours - Actual	3,850	6.9%	3,898	8.0%	15,871	-13.9%
THI Hours - Normal	3,832		3,870		14,826

Attachment 12

PSEG Power
Generation Measures
(Unaudited)

	GWhr Breakdown		GWhr Breakdown

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Nuclear - NJ	4,503	4,380	9,514	9,538
Nuclear - PA	2,455	2,448	4,900	4,897

Total Nuclear	6,958	6,828	14,414	14,435

Fossil - Coal - NJ	939	1,302	2,037	2,889
Fossil - Coal - PA	1,380	1,497	2,676	2,902
Fossil - Coal - CT	692	687	1,475	1,465

Total Coal	3,011	3,486	6,188	7,256

Fossil - Oil & Natural Gas - NJ	1,798	1,453	3,214	2,576
Fossil - Oil & Natural Gas - NY	790	454	1,412	796
Fossil - Oil & Natural Gas - CT	93	31	366	80
Fossil - Oil & Natural Gas - Midwest	(1)	80	(6)	77

Total Oil & Natural Gas	2,680	2,018	4,986	3,529

Fossil - Pumped Storage	(34)	(35)	(68)	(71)

	12,615	12,297	25,520	25,149

	% Generation by Fuel Type		% Generation by Fuel Type

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Nuclear - NJ	36%	36%	37%	38%
Nuclear - PA	19%	20%	19%	19%

Total Nuclear	55%	56%	56%	57%

Fossil - Coal - NJ	7%	10%	8%	11%
Fossil - Coal - PA	11%	12%	10%	12%
Fossil - Coal - CT	6%	6%	6%	6%

Total Coal	24%	28%	24%	29%

Fossil - Oil & Natural Gas - NJ	14%	11%	13%	10%
Fossil - Oil & Natural Gas - NY	6%	4%	6%	3%
Fossil - Oil & Natural Gas - CT	1%	1%	1%	1%
Fossil - Oil & Natural Gas - Midwest	0%	0%	0%	0%

Total Oil & Natural Gas	21%	16%	20%	14%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

Attachment 13

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Statistical Measures
(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	June 30 2007	June 30 2006	June 30 2007	June 30 2006

Weighted Average Common Shares Outstanding (000’s)
Basic	253,631	251,474	253,263	251,331
Diluted	254,034	252,084	253,697	252,075

Stock Price at End of Period	$87.78	$66.12	$87.78	$66.12

Dividends Paid per Share of Common Stock	$0.585	$0.570	$1.170	$1.140

Dividend Payout Ratio*			49.8%	62.8%

Dividend Yield			2.6%	3.4%

Price/Earnings Ratio*			19.0	18.5

Rate of Return on Average Common Equity*			17.4%	15.0%

Book Value per Common Share			$26.95	$26.81

Market Price as a Percent of Book Value			326%	247%

Total Shareholder Return	6.4%	4.2%	34.2%	3.5%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 14

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Non-Trading Mark-to-Market
(Unaudited)
June 30, 2007

2007 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.6)	$(9.5)			$(10.1)
Holdings	(19.0)	16.4			(2.6)

Total	$(19.6)	$6.9			$(12.7)

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$—	$(0.04)			$(0.04)
Holdings	(0.08)	0.07			(0.01)

Total	$(0.08)	$0.03			$(0.05)

2006 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(11.4)	$1.3	$12.0	$(3.0)	$(1.1)
Holdings	(4.1)	13.0	29.3	(9.4)	28.8

Total	$(15.5)	$14.3	$41.3	$(12.4)	$27.7

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.05)	$0.01	$0.05	$(0.01)	$—
Holdings	(0.02)	0.05	0.12	(0.04)	0.11

Total	$(0.07)	$0.06	$0.17	$(0.05)	$0.11

Attachment 15

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
PSEG Liquidity
(Unaudited, $ Millions)

PSEG Liquidity as of June 30, 2007

Company	Facility	Expiration Date	Total Facility	Primary Purpose	Usage at 6/30/2007	Available Liquidity 6/30/2007

PSEG	5-year Credit Facility	Dec-11	$1,000	CP Support /Funding/LCs	$51	$949

	Uncommitted Bilateral Agreement	N/A	N/A	Funding	—	N/A

PSE&G	5-year Credit Facility	Jun-11	600	CP Support /Funding/LCs	270	330

	Uncommitted Bilateral Agreement	N/A	N/A	Funding	26	N/A

Energy Holdings	5-year Credit Facility	Jun-10	150	Funding/LCs	15	135

Power	5-Year Credit Facility	Dec-11	1,600	Funding/LCs	198	1,402

	Bilateral Credit Facility	Mar-10	100	Funding/LCs	54	46

	Bilateral Credit Facility*	Mar-08	200	Funding/LCs	0	200

		Total	$3,650			$3,062

				PSEG Short Term Investment		65

				Total Liquidity Available		$3,127

*PSEG/Power Co-borrower facility